Exhibit 23.2

KPMG LLP

345 Park Avenue

New York, NY 10154-0102

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 22, 2024, with respect to the consolidated financial statements of Pfizer Inc. and Subsidiary Companies, and the effectiveness of internal control over financial reporting, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

New York, New York

February 23, 2024